Exhibit 10(as)

FOURTH AMENDMENT TO LOAN AGREEMENT AND ALLONGE

TO PROMISSORY NOTE

This Fourth Amendment to Loan Agreement and Allonge to Promissory Note (this “Amendment”) is made effective December 28, 2005, by and between Pinnacle Data Systems, Inc. (“Borrower”), and KeyBank National Association, a national banking association (“Lender”).

BACKGROUND INFORMATION

A. On November 19, 2003, Lender made a loan to Borrower in the principal amount of up to $5,000,000 (the “Loan”) pursuant to a Business Loan Agreement (Asset Based) (the “Original Loan Agreement”), as amended by an Amendment to Loan Agreement and Allonge to Promissory Note dated the same date (the “First Amendment”). On May 12, 2004, Lender and Borrower entered into a Second Amendment to Loan Agreement (the “Second Amendment”). On August 9, 2005, Lender and Borrower entered into a Third Amendment to Loan Agreement (the “Third Amendment”). The Original Loan Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment, are sometimes referred to hereinafter, collectively, as the “Loan Agreement”. The Loan is evidenced by a Promissory Note (the “Note”) dated December 28, 2004, in the original principal amount of $6,000,000, which principal amount was increased to $11,000,000 pursuant to the Third Amendment. Borrower has also granted Lender a security interest in all of Borrower’s personal property pursuant to a Security Agreement dated the same date as the Original Loan Agreement (the “Security Agreement”). The Loan Agreement, the Note, the Security Agreement, and any other agreements between Lender and Borrower relating to the Loan are sometimes referred to hereinafter, collectively, as the “Loan Documents” and, individually, as a “Loan Document”. The terms defined in the Loan Agreement shall be used in this Amendment, and have the same meaning as defined in the Loan Agreement, unless a term is otherwise defined in this Amendment. To the extent that there are any inconsistencies between the provisions of this Amendment and the provisions of the Loan Agreement, or any of the other Loan Documents, then the applicable provisions of this Amendment shall control and supercede the inconsistent provisions of the Loan Agreement, or any of the other Loan Documents.

B. The Borrower and Lender desire to make certain amendments to the Loan Agreement and the Note. Accordingly, Lender and Borrower have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

The parties to this Amendment acknowledge the accuracy of the foregoing Background Information and for adequate consideration received, receipt of which is hereby acknowledged, hereby agree as follows:

§1. Acknowledgement. Except as otherwise specifically set forth in this Amendment, the Loan, and all other obligations of Borrower under the Loan Documents, shall remain as currently set forth in the Loan Agreement and the other Loan Documents and nothing in this Amendment shall alter, modify, limit, or impair any of the rights, powers, or remedies that Lender may have under the Loan Agreement or any of the other Loan Documents.

§2. Obligation to Repay Loan. Borrower acknowledges that as of the effective date of this Amendment the outstanding principal balance of the Loan is $9,106,600.53. Borrower hereby reaffirms its obligation to repay the Loan in full.

§3. Compliance with Loan Documents. Borrower shall comply with all of the terms and provisions of the Loan Agreement and the other Loan Documents, as modified by this Amendment.

§4. No Waiver of Rights. Except as expressly set forth herein, nothing contained in this Amendment shall be deemed a waiver of any of the rights and remedies of Lender, at law or in equity, or under the Loan Agreement or the other Loan Document, or under any other agreement evidencing, securing, governing, or pertaining to any obligations evidenced by such Loan Documents.

§5. Borrower Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower has the power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of Borrower has been duly authorized to execute and deliver the same and to bind Borrower with respect to the provisions of this Amendment; (c) the execution by Borrower of this Amendment and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Articles of Incorporation or Code of Regulations of Borrower or any law applicable to Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument, or document binding upon or enforceable against Borrower; and (d) this Amendment, the Loan Agreement, and the other Loan Documents constitute valid, legal, binding, and enforceable obligations of Borrower in every respect, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors’ rights generally, to general equitable principles, and to applicable doctrines of commercial reasonableness.

§6. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) The Section of the Loan Agreement titled “FINANCIAL COVENANTS”, which was added to the Loan Agreement pursuant to the First Amendment, and amended pursuant to the Second Amendment, is hereby amended by deleting the Subsection titled “Total Debt to tangible Net Worth Ratio” and replacing it with the following:

Total Debt to Tangible Net Worth Ratio. Attain and maintain a Total Debt to Tangible Net Worth Ratio of 3.00 to 1.00 or less, as of December 31, 2005, and as of March 31, 2006, to be tested on a rolling four quarters basis, and attain and maintain a Total Debt to Tangible Net Worth Ratio of 2.50 to 1.00 or less, as of June 30, 2006, and at the end of each fiscal quarter thereafter, to be tested on a rolling four quarters basis. “Total Debt” means all of Borrower’s liabilities including Subordinated Debt. “Subordinated Debt” means indebtedness and other liabilities of Borrower which have been subordinated by written agreement to the Lender in form and substance acceptable to Lender. “Tangible Net Worth” means Borrower’s total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements), less Total Debt.

§7. Allonge. This Amendment shall be firmly affixed to and become an allonge to the Note.

§8. Fees and Expenses. Borrower hereby agrees to pay or reimburse to Lender all of its reasonable out-of-pocket expenses, including reasonable attorney’s fees and expenses, and filing expenses actually incurred by Lender in connection with this Amendment.

§9. Effect of Modification. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement, and all of the other Loan Documents, as they may have been previously modified in writing, shall remain in full force and effect.

[Signatures on following page]

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Cheryl A. Bullock
Name:	Cherl A. Bullock
Title:	Assistant Vice President

“WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS. FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

BORROWER:

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre
Michael R. Sayre,
Executive Vice President

The State of Ohio	}	SS.	Before me a notary public, in and for said County,
The Country of Franklin
personally appeared the above named officers,

Michael R. Sayre, , ,
who acknowledge that they did sign the foregoing instrument, and that the same is the free act and deed of such corporation and of such officers.

In Testimony Whereof, I have hereunto set my hand and official seal at Columbus Ohio, this 29th day of December, 2005.

/s/ Cheryl A. Bullock
Notary Public.

[SEAL]	CHERYL A. BULLOCK
Notary Public, State of Ohio
My Commission Expires 10-01-06